UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2018

UNIVERSAL CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	001-00652	54-0414210
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9201 Forest Hill Avenue, Richmond, Virginia		23235
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code

(804) 359-9311

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2018, Robert M. Peebles, age 60, informed Universal Corporation (the “Company”) of his decision to retire from the Company effective August 1, 2019. Mr. Peebles will continue in his current role as the Company’s Vice President and Controller through May 31, 2019. He will be succeeded as Vice President and Controller of the Company effective June 1, 2019, by Scott J. Bleicher, Assistant Controller for Universal Leaf Tobacco Company, Incorporated (“ULT”), a subsidiary of the Company. Mr. Bleicher will also succeed Mr. Peebles at such time as the Company’s principal accounting officer.

Mr. Bleicher, age 41, has served as the Assistant Controller for ULT since August 19, 2014. Prior to joining ULT, Mr. Bleicher served as Controller for Baby Jogger, LLC, an international manufacturer and distributor of strollers, accessories and car seats, from 2012 until joining ULT. There are no family relationships between Mr. Bleicher and any director or officer of the Company, nor are there any related party transactions between the Company and Mr. Bleicher reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2018

UNIVERSAL CORPORATION

By:	/s/ Preston D. Wigner
Preston D. Wigner
Vice President, General Counsel and Secretary